LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                                  PROVANSIS LLC
                               An Inforte Company










                                  May 20, 2005

                                TABLE OF CONTENTS

ARTICLE 1 ORGANIZATION........................................................1
   Section 1.1       Formation of the Company.................................1
   Section 1.2       Name.....................................................1
   Section 1.3       Registered Office; Principal Place of Business...........2
   Section 1.4       Purposes and Powers......................................2
   Section 1.5       Title to Property........................................2
   Section 1.6       Term.....................................................2

ARTICLE 2 MEMBERSHIP INTERESTS................................................2
   Section 2.1       Membership Interests.....................................2
   Section 2.2       Issuance of Additional Units.............................3
   Section 2.3       No Obligation to Make Additional Capital Contributions...3
   Section 2.4       Withdrawals; Interest....................................3

ARTICLE 3 AGREEMENTS REGARDING RX-TECHNOLOGY, WORKING CAPITAL, AND
   ADMINISTRATIVE SERVICES....................................................3
   Section 3.1 Contribution of Exclusive Processing Services of Rx-Technology in Term-Life Underwriting Application;
                     First Right to Exclusive License.........................3
   Section 3.2       Obligations to Fund Working Capital......................4
   Section 3.3       Inforte's Provision of Certain Services to the Company...4
   Section 3.4       PKI's Provision of Certain Services to the Company.......5
   Section 3.5       New Technology Developed by Inforte......................5

ARTICLE 4 NON-COMPETITION CONDITIONS ON PKI AND CONRAD........................5
   Section 4.1       Rx-Technology............................................5
   Section 4.2       No Employee Solicitation.................................5
   Section 4.3       Restrictions Reasonable..................................6
   Section 4.4       Remedies.................................................6

ARTICLE 5 DISTRIBUTIONS.......................................................6
   Section 5.1       Distributions............................................6

ARTICLE 6 CAPITAL ACCOUNTS; ALLOCATIONS.......................................7
   Section 6.1       Initial Capital Contribution.............................7
   Section 6.2       Capital Accounts.........................................7
   Section 6.3       Periodic Allocations.....................................9
   Section 6.4       Tax Allocations.........................................10
   Section 6.5       Changes in Members' Interests...........................10

ARTICLE 7 RECORDS AND ACCOUNTING; REPORTS....................................11
   Section 7.1       Accounting..............................................11
   Section 7.2       Access to Information; Reports..........................11
   Section 7.3       Unit Register...........................................11
   Section 7.4       Tax Returns.............................................12
   Section 7.5       Company Funds...........................................12

   Section 7.6       Tax Matters Partner.....................................12
   Section 7.7       Accountants.............................................13

ARTICLE 8 MANAGEMENT.........................................................13
   Section 8.1       Board of Managers.......................................13
   Section 8.2       Required Consent of Inforte.............................14
   Section 8.3       Required Consent of PKI.................................15
   Section 8.4       Limited Liability.......................................16
   Section 8.5       Initial Board Managers; Qualification of Managers.......16
   Section 8.6       Selection of Managers; Increase in Board Size;
                     Removal of Managers.....................................16
   Section 8.7       Vacancies...............................................17
   Section 8.8       Compensation of Managers................................17
   Section 8.9       Other Activities........................................17
   Section 8.10      Transactions of Managers with the Company...............17
   Section 8.11      Meetings of Managers....................................17
   Section 8.12      Chairman................................................18
   Section 8.13      Place of Meetings.......................................18
   Section 8.14      Quorum; Participation in Meetings by Conference
                     Telephone Permitted; Vote Required
                     for Action..............................................18
   Section 8.15      Waiver of Notice; Consent to Meeting....................18
   Section 8.16      Action by Board Without a Meeting.......................18

ARTICLE 9 OFFICERS...........................................................19
   Section 9.1       General.................................................19
   Section 9.2       Appointment and Removal.................................19
   Section 9.3       Chief Executive Officer - Rights, Duties, and Powers....19
   Section 9.4       Resignation of a CEO....................................19
   Section 9.5       Authority to Designate Officers.........................19
   Section 9.6       Limited Liability.......................................20
   Section 9.7       Indemnification.........................................20
   Section 9.8       Affiliated Transactions.................................20

ARTICLE 10 MEMBERS...........................................................21
   Section 10.1      Limited Liability.......................................21
   Section 10.2      Meetings of Members.....................................21
   Section 10.3      Place of Meetings.......................................21
   Section 10.4      Notice of Meetings......................................21
   Section 10.5      Record Date.............................................21
   Section 10.6      Quorum..................................................21
   Section 10.7      Manner of Acting........................................21
   Section 10.8      Proxies.................................................21
   Section 10.9      Action by Members Without a Meeting.....................22
   Section 10.10     Waiver of Notice........................................22

ARTICLE 11 RESTRICTIONS ON TRANSFER..........................................22
   Section 11.1      PKI Restriction on Transfer.............................22

   Section 11.2      Company Right of First Offer............................22
   Section 11.3      Co-Sale Rights..........................................23
   Section 11.4      Permitted and Involuntary Transfers.....................24
   Section 11.5      Restrictions on Units Held by Ronald Meyer..............25

ARTICLE 12 THE INFORTE CALL OPTIONS..........................................25
   Section 12.1      Inforte First Call......................................25
   Section 12.2      Inforte Second Call.....................................25
   Section 12.3      Termination of the Inforte Calls........................26

ARTICLE 13 THE PKI CALL OPTION...............................................26
   Section 13.1      PKI Call................................................26
   Section 13.2      Deferred Closing of PKI Call............................27

ARTICLE 14 DISSOLUTION AND TERMINATION.......................................27
   Section 14.1      Dissolution of Company..................................27
   Section 14.2      Liquidation and Distribution............................27
   Section 14.3      Termination.............................................28
   Section 14.4      Deemed Liquidation......................................28

ARTICLE 15 REPRESENTATIONS AND WARRANTIES....................................29
   Section 15.1      PKI's Representations and Warranties....................29
   Section 15.2      Inforte's Representations and Warranties................30
   Section 15.3      Covenants...............................................31
   Section 15.4      Indemnifications........................................31
   Section 15.5      Survival of PKI and Conrad Obligations..................32

ARTICLE 16 MISCELLANEOUS.....................................................32
   Section 16.1      Amendments..............................................32
   Section 16.2      Confidentiality.........................................32
   Section 16.3      Start-Up Expenses.......................................33
   Section 16.4      Notices and Addresses...................................33
   Section 16.5      Governing Law...........................................33
   Section 16.6      Successors and Assigns..................................33
   Section 16.7      Counterparts............................................33
   Section 16.8      Entire Agreement; Severability..........................34
   Section 16.9      Captions................................................34
   Section 16.10     Statutory References....................................34
   Section 16.11     Partition Action........................................34
   Section 16.12     Waiver..................................................34
   Section 16.13     Securities Law Provisions...............................34
   Section 16.14     Consents and Approval...................................34
   Section 16.15     Remedies Not Exclusive..................................34
   Section 16.16     No Presumption Against Drafter..........................35
   Section 16.17     No Partnership Intended.................................35
   Section 16.18     Independent Legal Representation........................35

ARTICLE 17 DEFINITIONS.......................................................35
   Section 17.1      Definitions.............................................35
   Section 17.2      Other Definitional Provisions...........................40



EXHIBIT A -- Unit Register
EXHIBIT B --- Rx SOLUTIONS LICENSE TERMS
EXHIBIT C --- TERMS AND CONDITIONS OF WORKING CAPITAL ADVANCES

                        PROVANSIS LLC AN INFORTE COMPANY

                       LIMITED LIABILITY COMPANY AGREEMENT

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of PROVANSIS LLC An Inforte Company, a limited liability company (the "Company") organized pursuant to the Delaware Limited Liability Company Act, is made as of May 20, 2005, by and among Primary Knowledge, Inc., a California corporation ("PKI"), Inforte Corp., a Delaware corporation ("Inforte"), and Ronald Meyer, residing at 3712 Maple Circle NE, North Liberty, Iowa, 52317 ("Meyer") (and together with PKI and Inforte, the "Members"), and, solely with respect to Articles 4 and 15, Jerry Conrad, residing at 22442 Via Pajaro, Trabuco Canyon, California 92679 ("Conrad").

         In consideration of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1.

                                  ORGANIZATION
                                  ------------

     Section 1.1. Formation of the Company. The Company was formed as a Delaware limited liability company pursuant to the Act by the filing of the Certificate of Formation on May 20, 2005. The rights and obligations of the Members shall be as provided in the Act, except as otherwise expressly provided herein. The Members shall from time to time execute or cause to be executed all such certificates, instruments and other documents, and do or cause to be done all such filings, recordings, publishings and other acts as the Board may deem necessary or appropriate to comply with the requirements of law for the operation of the Company in all jurisdictions in which the Company will conduct business.

     Section 1.2. Name.

          (a) The business of the Company shall be conducted under the name "PROVANSIS LLC An Inforte Company" or under such other name as the Board shall determine.

          (b) In the event that Inforte ceases to be a Member of the Company, the remaining Members, and the Board shall immediately cause the name "Inforte" to be removed from the name of the Company. The Company shall immediately cease to use the name "Inforte" in any manner, including, but not limited to (i) advertising, (ii) branding, (iii) registering for any governmental or agency permit, approval, or licensing, and (iv) entering into any agreement or contract. The name of any products or services that were previously offered under a name that included "Inforte" shall be changed so that the name does not include "Inforte." The Company shall notify all of its then-existing clients with respect to the Rx-Technology, Rx-Solutions, or any New Technology that: (i) Inforte is no longer a Member of the Company and (ii) "Inforte" has been deleted from the name of the Company.

          (c) Each member acknowledges and agrees that the rights of Inforte under Section 1.2(b) are of a specialized and unique character and that immediate and irreparable damage will result to Inforte if the Company, the Board, and the remaining Members fail to or refuse to perform their obligations under this Section 1.2 and, notwithstanding any election by Inforte to claim damages from the Company or any remaining Member as a result of any such failure or refusal, Inforte may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction without the posting of bond or other security to restrain any such failure or refusal. These remedies are cumulative with all other remedies provided by law or contract, and will not preclude Inforte from later obtaining a judgment for money damages or specific acts against the Company or any remaining Member or otherwise affect any other remedies that Inforte and its Affiliates may have. The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided in this Agreement, by law or in equity.

     Section 1.3. Registered Office; Principal Place of Business. The address of the registered office of the Company in the State of Delaware shall be the address set forth in the Certificate of Formation, or such other place as may be designated from time to time by the Board. The name of the registered agent for service of process on the Company in the State of Delaware at such address shall be as set forth in the Certificate of Formation or such other Person as may be designated from time to time by the Board. The Company shall maintain a principal place of business in such location as the Board shall determine. The Board may change the registered agent or registered office, change the location of the Company's principal place of business, or establish additional places of business at such locations as the Board may from time to time determine in compliance with the Act.

     Section 1.4. Purposes and Powers. The purposes of the Company are to conduct any or all lawful business that a Delaware limited liability company is or may be permitted to carry on. Subject to the terms and conditions of this Agreement, the Company is authorized to enter into, make, and perform all contracts and other undertakings, and engage in all other activities and transactions, as the Board may deem necessary, advisable, or convenient for carrying out the purposes of the Company.

     Section 1.5. Title to Property. Title to Company Assets shall be held in the name of the Company.

     Section 1.6. Term. The Company commenced its existence upon the filing of the Certificate and shall continue until it is dissolved in accordance with
Article 14 hereof.

                                   ARTICLE 2.

                              MEMBERSHIP INTERESTS
                              --------------------

     Section 2.1. Membership Interests.

          (a) The Membership Interests shall be divided into, and the Company is hereby authorized to issue, 1,000,000 Units.

          (b) PKI shall initially hold 76,000 Units.

          (c) Inforte shall initially hold 19,000 Units.

          (d) Meyer shall initially hold 5,000 Units.

     Section 2.2 Issuance of Additional Units.

     Subject to Section 8.2, the Board may issue additional Units to existing Members or to additional Persons on such terms and for such consideration as shall be fixed by unanimous approval of the Board. Units may be issued from time to time in one or more classes (in addition to the classes set forth in this Agreement) or series, and each such class or series shall have such distinctive designation or title as shall be fixed by the Board. Each such class or series of Unit shall have such voting powers, full or limited, or no voting powers, and such other relative rights, powers and preferences, including, without limitation, the dividend rate, conversion rights, if any, redemption price and liquidation preference, and such qualifications, limitations or restrictions, thereof, as shall be stated in the resolution or resolutions providing for the issuance of such class or series of Unit as may be adopted from time to time by the Board. Each Person who subscribes for a Unit and satisfies the conditions established by the Board shall be admitted to the Company as a Member, effective upon the execution by such Person of a counterpart of this Agreement. The Board shall have the power to adopt an amendment to this Agreement necessary to implement the issuance of additional Units pursuant to this Section.

     Section 2.3 No Obligation to Make Additional Capital Contributions. No Member shall be required by the terms of this Agreement to purchase additional Units or otherwise make additional Capital Contributions to the Company.

     Section 2.4 Withdrawals; Interest. No Member may withdraw from the Company or receive the return of, or interest on, its capital contributions prior to the dissolution and winding up of the Company.

                                   ARTICLE 3

                       AGREEMENTS REGARDING RX-TECHNOLOGY,
                  WORKING CAPITAL, AND ADMINISTRATIVE SERVICES
                  --------------------------------------------

     Section 3.1 Contribution of Exclusive Processing Services of Rx-Technology in Term-Life Underwriting Application; First Right to Exclusive License.

          (a) The Company shall have the right, during the term of this Agreement, to be the exclusive worldwide marketer of PKI's processing services in connection with the underwriting of applications for term life insurance using PKI's Rx-Technology pursuant to the terms and conditions of Exhibit B of this Agreement; provided, however, that, if Inforte has not exercised both of the Inforte Calls within the prescribed time periods set forth in Article 12, the Company's right to be the exclusive marketer will thereupon automatically become non-exclusive, but shall otherwise remain in full force and effect in accordance with the terms and conditions of Exhibit B. PKI shall have the right, during the term of this Agreement, to be the exclusive provider of processing services to the Company and its customers in connection with the underwriting of applications for term life insurance.

          (b) PKI promptly shall present or cause to be presented, on an exclusive basis, to the Company, in writing, each New Technology using prescription data made, conceived, or developed by PKI or one of its Affiliates and which PKI or such Affiliate is not currently restricted from disclosing and licensing to others under PRTLA, whereupon, if the Company chooses by written notice within sixty (60) days of receipt of PKI's written presentation to license such New Technology, the Company shall have an exclusive, fully paid-up, royalty-free, worldwide license to such New Technology in accordance with the terms of Exhibit B. Any such new technology that becomes subject to a license to the Company is referred to herein as an Rx-Solution or Rx-Solutions. For purposes of this Section, "New Technology" shall mean all concepts, inventions (whether or not protected under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, names, likenesses, know-how, ideas (whether or not protected under trade secret laws), and all other subject matter protected under patent (or which is not patented, but is subject matter that is protected under patent law), copyright, mask work, trademark, trade secret, or other laws, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, for all media now known or later developed, including without limitation all new or useful art, combinations, discoveries, formulae, algorithms, specifications, manufacturing techniques, technical developments, systems, computer architecture, artwork, software, programming, applets, scripts, designs, processes, and methods of doing business. All New Technology that does not become an Rx-Solution or Rx-Solutions shall not be used or disclosed by the Company or Inforte and all rights thereto shall be owned exclusively by PKI.

     Section 3.2 Obligations to Fund Working Capital.

          (a) Upon the unanimous affirmative vote of the entire Board, Inforte shall provide working capital in the form of unsecured loans to the Company (the "Working Capital Advances"). The Working Capital Advances shall bear interest, compounding monthly, at a per annum rate equal to the U.S. prime rate as published in The Wall Street Journal and adjusted from time to time. The terms and conditions of Inforte's obligation to provide Working Capital Advances are set forth in Exhibit C to this Agreement.

          (b) Repayment by the Company of the outstanding balance of Working Capital Advances and accrued interest thereon shall be paid monthly in an amount equal to seventy percent (70%) of the Available Cash of the Company as of the end of each month, and upon each such repayment, thirty percent (30%) of the Available Cash shall be distributed to the Members. Notwithstanding any other provision of this Agreement, so long as there remains outstanding any Working Capital Advances, the Company shall make no distribution with respect to a Member's Membership Interest in an amount in excess of thirty percent (30%) of the Available Cash of the Company and then only after satisfaction of the Company's obligation set forth in the immediately preceding sentence.

     Section 3.3 Inforte's Provision of Certain Services to the Company. At the reasonable request of the Company, Inforte shall provide the Company accounting, human resources, information technology and other related administrative services. The Company shall promptly reimburse Inforte for all direct costs incurred by Inforte in connection with providing such services plus twenty-five percent (25%). The term "direct costs" for purposes of this Section 3.3 and Section 3.4 does not include indirect general and administrative costs, depreciation, amortization, or other indirect accounting costs.

     Section 3.4 PKI's Provision of Certain Services to the Company. In addition to the services contemplated by Exhibit B, at the reasonable request of the Company, PKI shall provide the Company services supporting the marketing right described in Section 3.1(a) and any license described in Section 3.1(b) and other related services. The Company shall promptly reimburse PKI for all direct costs incurred by PKI in connection with providing such services plus twenty-five percent (25%).

     Section 3.5 New Technology Developed by Inforte. Inforte promptly shall present or cause to be presented, on an exclusive basis, to the Company, in writing, each New Technology using prescription data, made, conceived, or developed by Inforte or one of its Affiliates, whereupon, if the Company chooses by written notice within sixty (60) days of receipt of Inforte's presentation to license such New Technology, the Company shall have an exclusive, fully paid-up, royalty-free, worldwide license to such New Technology. All such New Technology that is not licensed to the Company shall not be used or disclosed by the Company or PKI and all rights thereto shall be owned exclusively by Inforte. The foregoing obligation of Inforte to present New Technology to the Company shall not apply to any New Technology that is made, conceived, or developed (i) by Inforte, jointly with a client or (ii) by Inforte for a client.

                                   ARTICLE 4

                  NON-COMPETITION CONDITIONS ON PKI AND CONRAD
                  --------------------------------------------

     Section 4.1 Rx-Technology. Until the later of (i) the fifth anniversary of the date on which this Agreement is executed or (ii) one year after PKI ceases to be a Member for any reason, neither PKI, Conrad nor any of their respective Affiliates, directly or indirectly, shall either (a) provide or offer or attempt to provide or offer, whether as an officer, director, employee, partner, consultant, licensor, shareholder, independent contractor, or otherwise any Rx-Technology or Rx-Solutions to any Person other than the Company anywhere in the world, or (b) become an officer, director, partner, owner, or employee of, or contractor with or consultant to, or invest in, any Person which engages in activities described in clause (a); provided, however, that, if the Company's license to use the Rx-Technology becomes non-exclusive pursuant to Section 3.1(a), this covenant not to compete shall be limited to the extent necessary to allow PKI to use or license the Rx-Technology to the extent of such non-exclusivity; provided further, however, the parties hereto acknowledge that, subject to Section 15.3(c), PKI may become a member of Predictive Data LLC ("Predictive Data"), which is in formation, and that Predictive Data, similar to the Company, also may market processing services using Rx-Technology, in which event Predictive Data will contract with the Company on terms mutually agreeable to PKI and Inforte to enable it to provide such services.

     Section 4.2 No Employee Solicitation. Until two years after PKI ceases to be a Member for any reason, neither PKI, Conrad nor any of their respective Affiliates, directly or indirectly, shall induce or attempt to induce any officer or employee of or consultant to the Company to terminate his or her employment or consultancy with the Company.

     Section 4.3 Restrictions Reasonable. PKI and Conrad each acknowledges and agrees that the restrictions and other provisions set forth above in this
Article 4 are reasonable, in all respects, including, without limitation, duration, geographic reach, and scope of activities covered, and will not prevent Conrad from earning a living in his profession. Further, PKI and Conrad each acknowledges that in agreeing to said restrictions, it or he has received and has relied upon the independent advice and counsel of attorneys selected by it or him. Accordingly, PKI and Conrad each agrees to be bound by and to faithfully observe the restrictions and covenants set forth above in this
Article 4, and further agrees that it or he will not do or attempt to do indirectly, through any other Person, or by any other manner, means, or artifice, anything which this Article 4 prohibits it or him from doing directly.

     Section 4.4 Remedies.

     PKI and Conrad each acknowledges and agrees that the rights of the Company under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to the Company if either PKI or Conrad fails to or refuses to perform his obligations under this Article 4 and, notwithstanding any election by the Company to claim damages from PKI or Conrad as a result of any such failure or refusal, the Company may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction without the posting of bond or other security to restrain any such failure or refusal. These remedies are cumulative with all other remedies provided by law or contract, and will not preclude the Company from later obtaining a judgment for money damages or specific acts against the Company or otherwise affect any other remedies that the Company and its Affiliates may have. The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided in this Agreement, by law or in equity.

                                    ARTICLE 5

                                  DISTRIBUTIONS
                                  -------------

     Section 5.1 Distributions.

          (a) Subject to the limitation of Section 3.2(b), to the extent permitted by law, the Board shall from time to time, as described in Section 5.1(b), and in any case, at least once per calendar quarter, cause the Company to make distributions of Available Cash to the Members in proportion to their respective Units.

          (b) Capital Transaction Proceeds shall be distributed to the Members as soon as reasonably practicable after the completion of a Capital Transaction. All such distributions shall be made in the following order of priority:

                    (i) First, such Capital Transaction Proceeds shall be made to Members in proportion to their respective Unreturned Capital, until the Unreturned Capital of each Member has been reduced to zero;

                    (ii) Second, the remaining Capital Transaction Proceeds shall be distributed 100% to Meyer, until he has received aggregate distributions under this Section 5.1(b)(ii) equal to the product of
          (A) the total amount of the
          distributions under subparagraph (i) of this Section 5.1(b), multiplied by (B) a fraction, the numerator of which is the number of Units held by Meyer, and the denominator of which is the number of Units held by Members receiving distributions under said subparagraph
          (i); and

                    (iii) Third, the remaining Capital Transaction Proceeds shall be distributed to the Members in proportion to their respective Units.

          (c) Subject to Section 8.2, the Company shall not distribute property other than money to any Member without the approval of PKI and Inforte.

                                    ARTICLE 6

                          CAPITAL ACCOUNTS; ALLOCATIONS
                          -----------------------------

     Section 6.1 Initial Capital Contribution.

          (a) Within thirty (30) days of the date of formation of the Company under the Act, or on such later dates as the Members holding, in the aggregate, at least eighty-five percent (85%) of the then outstanding Units shall agree in writing, each Member shall make an initial Capital Contribution to the Company in cash or property as set forth below:

                    (i) Inforte shall contribute Two-Million Dollars ($2,000,000.00) in cash.

                    (ii) PKI shall contribute (a) the right to exclusively market PKI's processing services using Rx-Technology as described in
          Section 3.1(a) and (b) the right to license Rx-Solutions as described in Section 3.1(b), which, for purposes of Section 6.2(a)(i) and (ii) shall be valued at $7,450,980.

          (b) Notwithstanding any other provision of this Agreement, upon the receipt of Inforte's and PKI's initial respective Capital Contributions, the Company shall make a special cash distribution in the amount of Two-Million Dollars ($2,000,000.00) to PKI. Notwithstanding that the transfer of PKI's rights pursuant to Section 6.1(a)(ii) is treated as a Capital Contribution for purposes of this Agreement, and the special cash distribution under the immediately preceding sentence is treated as a distribution for purposes of this Agreement, the parties acknowledge that the transactions shall be treated as a purchase of assets from PKI for federal income tax purposes to the extent of the amount of the special distribution.

          (c) Upon the admission of a new Member in accordance with Section 2.2, or on such later dates as PKI and Inforte, from time to time, shall agree in writing, each new Member shall make a Capital Contribution to the Company in such amount and in such form as the Board shall decide.

     Section 6.2 Capital Accounts.

          (a) A Capital Account shall be maintained for each Member in accordance with the requirements of Section 704(b) of the Code and the Regulations promulgated thereunder. The Capital Account balance of each Member shall be adjusted as follows:

                    (i) increased by any Capital Contributions made by such Member;

                    (ii) increased by items of income or gain which are allocated to such Member under this Article 6;

                    (iii) decreased by the items of loss and deduction which are allocated to the Member under this Article 6; and

                    (iv) decreased by the amount of any cash and the fair market value of any Company Asset distributed to such Member (net of any liability assumed by the Member or to which the distributed property is subject).

          (b) If a Company Asset other than cash is distributed to one or more Members, the value of such property shall be restated on the books of the Company at its fair market value immediately prior to such distribution and the separate Capital Accounts of each Member shall be restated to reflect such adjustment, determined as if the Company had sold such Company Asset for its fair market value and the resulting gain or loss had been credited or charged to the Members' Capital Accounts as provided in this Agreement. Following such adjustment to the Company's books, the separate Capital Accounts of the Members receiving the distributions shall be adjusted to reflect the amount of the distribution.

          (c) If a Person is admitted to the Company as an additional Member, money or property is contributed to the Company in other than a de minimis amount in exchange for a Membership Interest, or money or property is distributed to a Member in exchange for a Membership Interest, the Company may cause the book value of Company Assets to be restated on the Company's books to their respective fair market values, and the unrealized gain or loss inherent in each Company Asset which has not previously been taken into account under this subsection (c) shall be reflected in the separate Capital Accounts of the Members, determined by allocating such unrealized income, gain, loss, or deduction to the Members as if there had been a taxable disposition of the Company Asset at its fair market value on such date. The fair market value of Company Assets shall be determined in good faith by the Board. No restatement of the Capital Accounts shall be made in connection with the Contributions to the Company by PKI or Inforte.

          (d) Upon a transfer of any Membership Interest in accordance with the terms of this Agreement, the Assignee shall succeed to the Capital Account of the transferor which is attributable to such Membership Interest.

          (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with ss. 1.704-1(b) of the Regulations promulgated under section 704(b) of the Code. The Board shall apply said provisions in a manner consistent with said Regulations.

     Section 6.3 Periodic Allocations. As of the end of each Fiscal Year of the Company, the Net Loss or Net Profit of the Company for the Fiscal Year shall be determined and allocated among the Members in accordance with this Article 6.

          (a) Except as provided in subsection (c) or Section 6.4, the Net Profit for a Fiscal Year shall be allocated among the Members in the following order of priorities:

                    (i) First, if any Member has an Adjusted Capital Account deficit balance, Net Profit shall be allocated to such Members to the extent of, and in proportion to, the amount required to eliminate the deficit Adjusted Capital Account balances of all such Members;

                    (ii) Second, the remaining Net Profit shall be allocated to the Members who have Unreturned Capital, to the extent of and in proportion to the amount required to increase each Member's Adjusted Capital Account balance to an amount equal to its Unreturned Capital; and

                    (iii) The remaining Net Profit for the Fiscal Year, if any, shall be allocated among the Holders of Units in proportion to the number of Units held by them.

          (b) Except as provided in subsection (c) or Section 6.4, the Net Loss for a Fiscal Year shall be allocated among the Members in the following order of priorities:

                    (i) First, such Net Loss shall be allocated among the Holders of Units in proportion to the amount by which the Holders of Units' respective Adjusted Capital Account balances exceed their Unreturned Capital until the amount of such excess has been reduced to zero;

                    (ii) Second, Net Loss shall be allocated among the Holders of the Units in proportion to their respective positive Capital Accounts balances, until each such Capital Account has been reduced to zero; and

                    (iii) The remaining Net Loss for the Fiscal Year shall be allocated among the Holders of Units in proportion to their respective Units.

          (c) Notwithstanding the foregoing, gain or loss from a Capital Transaction shall be allocated among the Members in such proportions and amounts as are required to cause the Capital Account of each Member to equal the amount of Capital Transaction Proceeds from such Capital Transaction which such Member is entitled to receive pursuant to Section 5.1(b).

     Section 6.4 Tax Allocations.

          (a) The allocations set forth in this Article 6 are intended to allocate Net Profits and Net Losses to the Members in compliance with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If the Board reasonably and in good faith determines that the allocation of items of Company income, gain, loss, deduction, and credit pursuant to this Section 6.4(a) does not satisfy the requirements of section 704(b) of the Code or the Treasury Regulations thereunder (including the minimum gain chargeback requirement of ss. 1.704-2 of the Treasury Regulations and the qualified income offset requirement of ss. 1.704-1(b)(2)(iv)(d) of the Treasury Regulations), then notwithstanding anything to the contrary contained in this Agreement, such items of income, gain, loss, deduction or credit shall be allocated in such manner as the Board shall reasonably and in good faith determine to be required by section 704(b) of the Code and the Treasury Regulations promulgated thereunder. To the extent that the Board alters the allocations pursuant to this subsection (a), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction for the fiscal year or subsequent fiscal years as it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Board had not made the allocations under this
Section 6.4(a) and all Company items were allocated pursuant to Section 6.3 hereof.

          (b) Solely for federal, state, and local income tax purposes and not for book or Capital Account purposes, except to the extent required by Regulations, depreciation, amortization, gain, or loss with respect to property that is properly reflected on the Company's books at a value that differs from its adjusted basis for federal income tax purposes shall be allocated in accordance with the principles and requirements of Code Section 704(c) and the Regulations promulgated thereunder, and in accordance with the requirements of the relevant provisions of the Regulations issued under Code Section 704(b). For Capital Account purposes, depreciation, amortization, gain, or loss with respect to property that is properly reflected on the Company's books at a value that differs from its adjusted basis for tax purposes shall be determined in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv)(g).

          (c) The Members are aware of the income tax consequences of the allocations made by this Section 6 and hereby agree to be bound by the provisions of this Section 6 in reporting their shares of Company income and loss for income tax purposes. Each Member further agrees that it will not take any position with respect to any Company item in any tax return, refund claim, or other document filed with any tax authority, or on an audit of the Company's tax returns, that is inconsistent with the positions taken by the Company on its tax returns.

     Section 6.5 Changes in Members' Interests. If during any fiscal period of the Company there is a change in any Member's Membership Interest as a result of the admission of one or more Members, the withdrawal of a Member, or a transfer of a Membership Interest that does not result in the termination of the Company for federal income tax purposes, the Net Profit, Net Loss or any other item allocable to the Members under this Article 6 for the period shall be allocated among the Members so as to reflect their varying interests in the Company during the period. In the event that the change in the interests of the Members results from the admission or withdrawal of a Member, the allocation of Net Profit, Net Loss, or any other item allocable among the Members under this Article 6 shall be made on the basis of an interim closing of the Company's books as of each date on which a Member is admitted to or withdraws from the Company. In the event that the change in the Membership Interests of the Members results from a transfer of all or any portion of a Membership Interest by a Member, the Net Profit, Net Loss, or any other items allocable among the Members under this Article 6 shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE 7

                         RECORDS AND ACCOUNTING; REPORTS
                         -------------------------------

     Section 7.1 Accounting.

          (a) Except as may be required to maintain Capital Accounts hereunder, the Board shall maintain a system of accounting established and administered in accordance with GAAP, and all financial statements or information supplied to the Members shall be prepared in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end adjustments and the omission of footnotes). The Fiscal Year of the Company ("Fiscal Year") shall be a 12-month period ending December 31.

          (b) All matters concerning the valuation of assets and accounting procedures shall be determined by the Board.

     Section 7.2 Access to Information; Reports. The Company shall permit any representative of any Member holding at least five percent (5%) of the outstanding Units to, during normal business hours, (a) visit and inspect any of the properties of the Company, (b) examine the company and financial records of the Company and make copies and extracts therefrom, and (c) discuss the affairs and finances of the Company with the Company's managers, officers, key employees and independent accountants, provided that any of such activities set forth in clauses (a) - (c) do not unreasonably disrupt the operations of the Company. The Company shall deliver to each Member holding at least five percent (5%) of the outstanding Units requesting the same: (a) as soon as practicable, but in any event within ninety (90) days after the end of each Fiscal Year, an income statement for such Fiscal Year, a balance sheet of the Company and statement of members' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP (but without footnotes), and; (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

     Section 7.3 Unit Register. The Company shall maintain a register of all of the Members (the "Unit Register"), setting forth next to the name of each the number and designation of Units owned by such Member, such Member's address for notice, and a register of the owners of any rights (including conversion rights) for Units of Membership Interest. Such registers shall be maintained at the Company's principal place of business, and each Member or such Member's duly authorized representative shall have the right to inspect and copy such registers upon reasonable notice, at all reasonable times during business hours.

     Section 7.4 Tax Returns. The Company shall cause federal, state, and local income tax returns for the Company to be prepared and timely filed (including applicable extensions) with the appropriate authorities and shall deliver to the Members or Assignees, as soon as practicable, K-1 statements necessary for such Members or Assignees to prepare their federal, state, and local tax returns for such Fiscal Year.

     Section 7.5 Company Funds. Pending use in the business of the Company or distribution to the Members, the funds of the Company may, in the discretion of the Board, be deposited in a bank account or accounts, or invested in the following interest-bearing taxable or nontaxable investments: checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, U.S. government securities, securities fully guaranteed by U.S. government agencies, bankers' acceptances, securities issued by money market mutual funds, savings and loan association deposits, deposits in members of the Federal Home Loan Bank System, or commercial paper, rated A-I or better by Standard & Poor's Corporation or Prime-I or better by Moody's Commercial Paper Division of Moody's Investor Services, Inc., or the successor to either of them. Such funds shall not be commingled with funds of any other person. Withdrawal of funds shall be made upon such signatures as the Board may designate.

     Section 7.6 Tax Matters Partner.

          (a) Inforte is hereby appointed the "Tax Matters Partner" of the Company for all purposes pursuant to Sections 6221-6231 of the Code; provided, however, that if Inforte fails to exercise both of the Inforte Calls within the prescribed time periods set forth in Article 12, PKI may within its sole discretion choose to be the Tax Matters Partner by giving written notice to Inforte and the Company, at which time Inforte shall immediately cease to be the Tax Matters Partner. As Tax Matters Partner, the Tax Matters Partner shall (i) furnish to each Member or Assignee affected by an audit of the Company income tax returns a copy of each notice or other communication received from the Internal Revenue Service or applicable state authority (except such notices or communications as are sent directly to the Member), (ii) keep such Member and Assignee informed of any administrative or judicial proceeding, as required by
Section 6223(g) of the Code, (iii) allow each such Member and Assignee an opportunity to participate in all such administrative and judicial proceedings, and (iv) advise and consult with each such Member and Assignee as to proposed adjustments to the federal or state income tax returns of the Company.

          (b) The Tax Matters Partner, as such, shall not have the authority to
(i) enter into a settlement agreement with the Internal Revenue Service which purports to bind any Member other than the Tax Matters Partner, without the written consent of such Member, or (ii) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code without the unanimous approval of the Members.

          (c) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse the Tax Matters Partner for any and all out-of-pocket costs and expenses (including reasonable attorneys' and other professional fees) incurred by it in its capacity as Tax Matters Partner. The

Company shall indemnify, defend and hold the Tax Matters Partner harmless from and against any loss, liability, damage, costs or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Partner, so long as such act or decision does not constitute gross negligence or willful misconduct.

     Section 7.7 Accountants. The Company shall engage, at its expense, the Accountant to assist in the annual closing of the Company's books, to prepare the Company's information and tax returns, and to perform such other similar tasks as shall be determined from time to time by the Company.

                                   ARTICLE 8

                                   MANAGEMENT
                                   ----------

     Section 8.1 Board of Managers. Subject to the provisions of the Act and any limitations in the Certificate of Formation or this Agreement as to action required to be authorized or approved by the Members or Inforte, the business and affairs of the Company shall be managed and all its powers shall be exercised by or under the direction of the Board of Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers:

          (a) To conduct, manage, and control the business and affairs of the Company and to make such rules and regulations therefor not inconsistent with law or with the Certificate of Formation or with this Agreement, as the Board shall deem to be in the best interests of the Company;

          (b) To appoint and remove at its pleasure the officers, agents, and employees of the Company, prescribe their duties and fix their compensation;

          (c) To borrow money and incur indebtedness for the purposes of the Company and to cause to be executed and delivered therefor, in the Company's name, promissory notes, bond, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor;

          (d) To designate an executive and/or other committees, to serve at the pleasure of the Board, and to prescribe the manner in which the proceedings of such committees shall be conducted;

          (e) To acquire real and personal property, arrange financing and enter into contracts; and

          (f) To make all other arrangements and do all things which are necessary or convenient to the conduct, promotion, or attainment of the business, purposes, or activities of the Company.

     Section 8.2 Required Consent of Inforte. Anything in this Agreement to the contrary notwithstanding, neither the Board nor the Company shall have the authority to do any of the following without the prior written approval of
Inforte:

          (a) cause the Company to engage in any business other than the Business;

          (b) cause the Company to engage in business under any name other than "PROVANSIS LLC An Inforte Company;"

          (c) authorize, issue or sell any Membership Interests, Units or rights, warrants, options or convertible securities granting the holder thereof the right to purchase from the Company any Membership Interests or Units in the Company after the date hereof;

          (d) repurchase or redeem any outstanding Units;

          (e) make any special distribution to one or more Members other than in accordance with the terms of this Agreement or make any distribution of property other than cash to any Member;

          (f) amend this Agreement or the Certificate of Formation of the Company;

          (g) engage in (A) any reorganization, consolidation or merger of the Company with or into any other entity, or (B) any sale, transfer, issuance or redemption of the Company's membership interests in any transaction or series of related transactions by the holders thereof which results in any person or entity or group of affiliated persons or entities (other than the members of the Company immediately prior to any such transaction) owning more than Twenty-Five Percent (25%) of the membership interests in the Company; (C) any sale, assignment, lease, license or other disposal (whether in one transaction or a series of related transactions) of all or substantially all of the Company Assets; or (D) any sale, assignment, lease, license or other disposal of any material Company Asset outside the ordinary course of the Company's business.

          (h) grant a security interest in any of the Company Assets;

          (i) commence or settle any litigation;

          (j) appoint a new Chief Executive Officer or any other officer of the Company;

          (k) enter into, adopt or materially amend once so entered into or adopted, any bonus or other incentive plan that awards officers, managers or employees of the Company rights or payments based on increases in Company value or increases in equity value, other than annual bonus plan arrangements entered into in the ordinary course of the Company's business;

          (l) make any loans to, or repay the debts of, any Member, Manager, officer, employee or other affiliate of the Company (or any affiliate of any such Person);

          (m) liquidate, wind up or dissolve the Company;

          (n) determine the value of Inforte's Units pursuant to Section 14.4;
and

          (o) determine the Unit Fair Market Value, in accordance with the terms of this Agreement.

          (p) use the name "Inforte" in any manner, including, but not limited to, advertising, (ii) branding, (iii) registering for any governmental or agency permit, approval, or license, and (iv) entering into any agreement or contract.

The requirement of the Board or the Company to obtain the approval of Inforte with respect to the activities in Sections 8.2(h), (i), and (j) shall immediately terminate if Inforte does not exercise both of the Inforte Calls within the prescribed time periods set forth in Article 12.

     Section 8.3 Required Consent of PKI. If at any time, PKI's Membership Interest is less than fifty percent (50%), anything in this Agreement to the contrary notwithstanding, neither the Board nor the Company shall have the authority to do any of the following without the prior written approval of PKI:

          (a) cause the Company to engage in any business other than the Business;

          (b) cause the Company to engage in business under any name other than "PROVANSIS LLC An Inforte Company;"

          (c) authorize, issue or sell any Membership Interests, Units or rights, warrants, options or convertible securities granting the holder thereof the right to purchase from the Company any Membership Interests or Units in the Company after the date hereof;

          (d) repurchase or redeem any outstanding Units;

          (e) make any special distribution to one or more Members other than in accordance with the terms of this Agreement or make any distribution of property other than cash to any Member;

          (f) amend this Agreement or the Certificate of Formation of the Company;

          (g) engage in (A) any reorganization, consolidation or merger of the Company with or into any other entity, or (B) any sale, transfer, issuance or redemption of the Company's membership interests in any transaction or series of related transactions by the holders thereof which results in any person or entity or group of affiliated persons or entities (other than the members of the Company immediately prior to any such transaction) owning more than Twenty-Five Percent (25%) of the membership interests in the Company; (C) any sale, assignment, lease, license or other disposal (whether in one transaction or a series of related transactions) of all or substantially all of the Company Assets; or (D) any sale, assignment, lease, license or other disposal of any material Company Asset outside the ordinary course of the Company's business.

          (h) enter into, adopt or materially amend once so entered into or adopted, any bonus or other incentive plan that awards officers, managers or employees of the Company rights or payments based on increases in Company value or increases in equity value, other than annual bonus plan arrangements entered into in the ordinary course of the Company's business;

          (i) make any loans to, or repay the debts of, any Member, Manager, officer, employee or other affiliate of the Company (or any affiliate of any such Person);

          (j) liquidate, wind up or dissolve the Company;

          (k) determine the value of PKI's Units pursuant to Section 14.4; and

          (l) determine the Unit Fair Market Value, in accordance with the terms of this Agreement.

     Section 8.4 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Manager shall be personally liable for any debt, obligation, or liability of the Company, whether arising in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

     Section 8.5 Initial Board Managers; Qualification of Managers.


          (a) The number of Managers comprising the Board shall initially be three (3). The initial Managers comprising the Board shall be:

                    (i) Jerry Conrad, 22442 Via Pajaro, Trabuco Canyon, California, 92679, selected by PKI;

                    (ii) Mark Matheson, 235A Avenida Montalvo, San Clemente, California, 92672, selected by PKI; and

                    (iii) Philip S. Bligh, 5518 Worsham Court, Windermere, Florida, 34786, selected by Inforte.

     Section 8.6 Selection of Managers; Increase in Board Size; Removal of Managers.


          (a) The Managers shall be initially selected as follows: two Managers shall be selected by PKI and one Manager shall be selected by Inforte. Except as otherwise provided by the Act, the Certificate of Formation or this Agreement, each Manager shall hold office until his or her death, Bankruptcy, mental disability, resignation, or removal.

          (b) In the event that Inforte exercises both of the Inforte Calls pursuant to Sections 12.1 and 12.2 below, effective immediately upon the closing of the Inforte Second Call, (i) the Manager who was selected by PKI (other than Conrad, or Conrad's replacement) shall no longer be on the Board; (ii) PKI thereupon shall have the right to select only one Manager of the Board; and
(iii) Inforte thereupon shall have the right to select two Managers of the Board. The number of Managers comprising the Board shall not be increased or decreased except upon affirmative vote of PKI and Inforte.

          (c) Any Manager may be removed, with or without cause at any time, by the action of the Member or Members empowered pursuant to Sections 8.5(a) or 8.5(b) to select such Manager.

     Section 8.7 Vacancies.

          (a) A vacancy on the Board shall be deemed to exist in the case of death, Bankruptcy, mental disability, resignation, or removal of any Manager.

          (b) The Member or Members empowered pursuant to Sections 8.5(b) or 8.6(a) to select a Manager with respect to which a vacancy exists on the Board shall have the exclusive right to name a replacement Manager in connection with such vacancy.

     Section 8.8 Compensation of Managers. Managers of the Company shall receive no compensation for their services as Managers.

     Section 8.9 Other Activities. The Managers are not obligated to devote all of their time or business efforts to the affairs of the Company. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company. A Manager or Member may engage independently or with others, directly or indirectly, in other business ventures of any nature and description, and neither the Company nor any Manager or Member shall have any rights in or to such independent ventures or the income or profits derived therefrom; provided that any such business venture, other than Predictive Data described in Section 4.1, shall not be in competition with any ongoing business engaged in by the Company. A Member or Manager shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, unless it is new technology that PKI is required to present to the Company pursuant to Section 3.1(b).

     Section 8.10 Transactions of Managers with the Company. Subject to any limitation set forth in this Agreement and with the prior approval of a majority of disinterested Managers, a Manager may lend money to and transact other business with the Company. Subject to other applicable law, such Manager has the same rights and obligations with respect thereto as a Person who is not a Member or Manager.

     Section 8.11 Meetings of Managers. Meetings of the Board may be called for any purpose or purposes at any time by any Manager. Notice of the time and place of meetings shall be delivered personally or by telephone to each Manager, or sent by first-class mail or by facsimile or e-mail transmission, charges prepaid, addressed to such Manager at his or her address as it appears upon the records of the Company or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the Board are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least ten (10) days prior to the time of the holding of the meeting. In case such notice is sent by facsimile or e-mail transmission, it shall be delivered to the Manager or actually transmitted by the person giving the notice by electronic means to the Manager at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the Manager or to a person at the office of the Manager whom the person giving the notice has reason to believe will promptly communicate it to the Manager. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Managers. The notice need not specify the purpose of the meeting.

     Section 8.12 Chairman. The Chairman, if there is one, shall preside at all meetings of the Members. The Chairman may execute contracts and agreements (i) in the ordinary course of the Company's business, or (ii) the execution of which has been authorized by the Board, in the name and behalf of the Company.

     Section 8.13 Place of Meetings. Meetings of the Board shall be held at any place within or without the State of Delaware that has been designated from time to time by the Board. In the absence of such designation, meetings of the Board shall be held at the principal executive office of the Company.

     Section 8.14 Quorum; Participation in Meetings by Conference Telephone Permitted; Vote Required for Action. Presence of a majority of the authorized number of Managers at a meeting of the Board constitutes a quorum for the transaction of business, except as hereinafter provided. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can communicate with and hear one another. Except where otherwise provided in this Agreement, every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless there are only two Managers in which case unanimity shall be required. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place (other than adjournments until the time fixed for the next regular meeting of the Board, as to which no notice is required) shall be given prior to the time of the adjourned meeting to the Managers who were not present at the time of the adjournment.

     Section 8.15 Waiver of Notice; Consent to Meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company's records and made a part of the minutes of the meeting.

     Section 8.16 Action by Board Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all the Managers shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board.

                                    ARTICLE 9

                                    OFFICERS
                                    --------

     Section 9.1 General. Subject to the provisions of the Act, the Certificate of Formation and Section 8.2 of this Agreement, the Board may determine from time to time to appoint one or more individuals as officers of the Company. An officer need not be a Member or Manager of the Company, and any number of offices may be held by the same person. The officers of the Company initially shall be a Chief Executive Officer and Secretary. The Company may also have, at the discretion of the Board, such other officers as may be designated from time to time by the Board.

     Section 9.2 Appointment and Removal. The officers shall be appointed by the Board, subject to Section 8.2. Each officer, including an officer elected to fill a vacancy, shall hold office at the pleasure of the Board until his or her successor is elected, except as otherwise provided by the Act. Any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the Managers then in office, unless there are only two Managers in which case unanimity shall be required.

     Section 9.3 Chief Executive Officer - Rights, Duties, and Powers. The Chief Executive Officer shall be the chief executive officer of the Company and, subject to the authority of the Board, shall in general supervise and control all of the business and affairs of the Company. He may sign any contracts or other instruments which the Board has authorized to be executed and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

     Section 9.4 Resignation of a CEO. At any time upon at least ten (10) days' prior written notice to the Members, a CEO may resign such position, whereupon, subject to Section 8.2, the Board shall designate another Person to be a successor CEO. Neither acceptance by the Members of such resignation, nor selection of a successor CEO, shall be necessary to make such resignation effective. If the CEO is also a Member, such resignation shall not affect such CEO's rights or liabilities as a Member except to the extent expressly otherwise provided in this Agreement.

     Section 9.5 Authority to Designate Officers. Subject to Section 8.2, the Board may elect or designate, by resolution or otherwise, individuals as officers of the Company and revocably delegate to such officers such powers, authority, and responsibilities of the CEO as are (i) set forth in the designation or delegation and (ii) necessary to carry out and implement the management decisions of the Board. The Board may remove any officer, including the CEO, with or without cause, at any time. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice (unless such officer is otherwise removed prior to such date); and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any removal or resignation is without prejudice to the rights, if any, of the Company or the officer under any contract of employment with the Company.

     Section 9.6 Limited Liability. To the fullest extent permitted under applicable law, no Member, CEO, officer, or shareholder, manager, member, officer, employee, trustee or agent of a Member, shall be deemed to violate this Agreement or be liable, responsible or accountable in damages or otherwise to any Member or the Company for any action or failure to act, unless such violation or liability is attributable to such Person's gross negligence, willful misconduct, bad faith or a material breach of this Agreement. Without limiting the generality of the foregoing, each such Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to such Person by the Board, the Members or by any other Person as to matters such Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, the Board or the Members.

     Section 9.7 Indemnification. To the fullest extent permitted under applicable law, the Company shall indemnify and hold harmless any Person (an "Indemnified Party") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) by reason of or arising from any acts or omissions (or alleged acts or omissions) on behalf of the Company or in furtherance of the interests of the Company arising out of the Indemnified Party's activities as a Member, CEO or officer of the Company, or as an officer, director, shareholder, member, manager, employee, trustee or agent of said Member, against losses, damages or expenses (including reasonable attorneys' fees, judgments, fines and amounts paid in any action, suit or proceeding and for which such Indemnified Party has not otherwise been reimbursed and further including reimbursement of fees and costs reasonably incurred by any Indemnified Party to enforce the provisions of this Section 9.7), so long as such Indemnified Party did not act in bad faith or in a manner constituting gross negligence, willful misconduct or a material breach this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself (except insofar as such judgment, order, settlement or plea shall itself specifically provide) create a presumption that the Indemnified Party acted in bad faith or in a manner constituting gross negligence, willful misconduct or a material breach of this Agreement.

     Section 9.8 Affiliated Transactions. Other than pursuant to the terms and conditions of Exhibits B and C, the Company shall not enter into or maintain any transaction or agreement with any of its Affiliates, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company than would be obtained by the Company in a comparable arm's length transaction with a Person who is not the Company's Affiliate.

                                   ARTICLE 10

                                     MEMBERS
                                     -------


     Section 10.1 Limited Liability. Except to the extent required by the Act, no Member shall be liable for any debts, obligations or liabilities of the Company. Except as expressly provided in this Agreement, the Members shall have no obligation to make contributions to the Company.

     Section 10.2 Meetings of Members. Meetings of the Members, for any purpose or purposes, may be called by any Member or group of Members holding fifteen (15%) or more of the Units outstanding.

     Section 10.3 Place of Meetings. Meetings of the Members may be held at any place, within or outside of the State of Delaware, for any meeting designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the principal office of the Company.

     Section 10.4 Notice of Meetings. Written notice stating (a) the place, day and hour of the meeting, (b) that it is being issued by or at the direction of the Member or Members calling the meeting, and (c) the purpose or purposes for which the meeting is called, shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 10.5 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

     Section 10.6 Quorum. A quorum for a meeting of Members shall be Members holding eighty-five percent (85%) of the outstanding Units, represented in person or by proxy. In the absence of a quorum, Members holding a majority of the Units so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice.

     Section 10.7 Manner of Acting. If a quorum is present, the vote of Members holding not less than a majority of the outstanding Units shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, the Certificate of Formation, or this Agreement.

     Section 10.8 Proxies. Any Member may vote in person or by a proxy executed by such Member or by a duly authorized attorney-in fact of such Member. Every proxy must be signed by the Member or his or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Member executing it. The authority of the holder of a proxy to act shall not be revoked by the incompetence, death or bankruptcy of the Member who executed the proxy unless, before authority is exercised, written notice of an adjudication of such incompetence, death or bankruptcy is received by the Members.

     Section 10.9 Action by Members Without a Meeting.


          (a) Whenever the Members are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted, and shall be delivered to the principal office of the Company by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 10.9 to the Company, written consents have been signed by a sufficient number of Members to take the action.

          (c) Prompt notice of the taking of the action without meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but who would have been entitled to vote thereon had such matter been taken at a meeting.

     Section 10.10 Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting that the meeting was not lawfully called or convened, shall constitute a waiver of notice by him or her.

                                   ARTICLE 11

                            RESTRICTIONS ON TRANSFER
                            ------------------------

     Section 11.1 PKI Restriction on Transfer. PKI shall be prohibited from Transferring Units held by it until the first anniversary of the date of this Agreement, after which any Transfer of Units shall remain subject to other restrictions on Transfer of Units set forth in this Agreement.

     Section 11.2 Company Right of First Offer.

          (a) Except for Transfers permitted by Section 11.4, if a Holder desires to Transfer any Units or other securities convertible into or exercisable for Units (collectively, the "Offered Securities"), such Holder (the "Selling Holder") will first give written notice (the "Offer Notice") to the Company and each non-Selling Holder holding at least ten percent (10%) of the outstanding Units (collectively, the "Qualified Non-Selling Holders") stating the purchase price, the number and type of Offered Securities, and other material terms and conditions upon which such Offered Securities are to be offered for sale and making an offer to sell such Offered Securities (the "Offer") first to the Company and then to the Qualified Non-Selling Holders pursuant to the terms and conditions of this Section, at the price and on the other terms described in the Offer Notice. The date upon which the Offer Notice is given to the Company and the Qualified Non-Selling Holders is called the "Offer Notice Date."

          (b) The Company may elect to purchase Offered Securities by giving written notice thereof (the "Company's Acceptance Notice") to the Selling Holder (and if the Company does not elect to purchase all of the Offered Securities, also to the Qualified Non-Selling Holders) within twenty (20) days following the Offer Notice Date setting forth the number of Offered Securities the Company is willing to purchase. In the event the Offer has been accepted in its entirety by the Company, the Selling Holder shall sell the Offered Securities to the Company on the terms and conditions set forth in the Offer Notice and the closing shall take place within ninety (90) days after the Offer Notice Date, unless a later date is agreed to by the parties.

          (c) In the event that the Company does not elect to purchase all of the Offered Securities, each Qualified Non-Selling Holder may elect to purchase remaining Offered Securities by giving written notice thereof (the "Holders' Acceptance Notices") to the Selling Holder within ten (10) days following the Company's Acceptance Notice setting forth the maximum number of Offered Securities such Qualified Non-Selling Holder is willing to purchase. In the event that the Holders' Acceptance Notices in the aggregate contain offers to purchase more than the number of Offered Securities available, the Qualified Non-Selling Holders shall be entitled to purchase such Offered Securities pro rata among themselves on the basis of the number of Units held by each such Qualified Non-Selling Holder. In the event the Offer has been accepted in its entirety by the Company and Qualified Non-Selling Holders, the Selling Holder shall sell the Offered Securities to the Company and the Qualified Non-Selling Holders on the terms and conditions set forth in the Offer Notice and the closing shall take place within ninety (90) days after the Offer Notice Date, unless a later date is agreed to by the parties.

          (d) In the event the Offer has not been accepted in its entirety by the Company and/or the Qualified Non-Selling Holders, the Selling Holder shall not be obligated to sell any Offered Securities to the Company or the Qualified Non-Selling Holders, and the Selling Holder may, within 120 days after the Offer Notice Date, sell the Offered Securities to a purchaser(s) who agrees in writing to be bound by the terms of this Agreement to the same extent as the Selling Holder, provided such sale is on terms no more favorable to such purchaser(s) than those stated in the Offer Notice. If such sale has not been completed within such 120-day period, such sale may not be carried out without complying again with the provisions of this Section.

          (e) Notwithstanding the foregoing, the provisions of this Section 11.2 shall not apply to (i) sales of all of the outstanding Units in the Company,
(ii) any sale of all the outstanding Units held by both PKI and Inforte; or
(iii) any sale by a Member to the Company pursuant to this Agreement.

     Section 11.3 Co-Sale Rights.

          (a) In the event that, after complying with the terms of Section 11.2 if applicable, a Selling Holder desires to sell to a third party, in one transaction or a series of related transactions, Units representing ten percent (10%) or more of the issued and outstanding Units (such third party, the "Proposed Purchaser", such transfer, the "Proposed Transfer", and such Units to be purchased, the "Transferred Securities"), then such Selling Holder's right to accept any offer shall be conditioned upon Qualified Non-Selling Holders being offered the right to sell to the Proposed Purchaser their "proportionate number" of the Transferred Securities. A

Qualified Non-Selling Holder's "proportionate number" of the Transferred Securities shall be determined by multiplying the Units represented by the Transferred Securities by a fraction, (x) the numerator of which is the number of Units held by such Qualified Non-Selling Holder and (y) the denominator of which is the total number of outstanding Units. The Transferred Securities to be purchased from any Qualified Non-Selling Holder pursuant to this Section 11.3 shall be paid and contracted for at the same price per Unit, with the same form of consideration and otherwise upon the same terms and conditions as the sale by the Selling Holder of its Units to the Proposed Purchaser.

          (b) A Selling Holder shall, not less than thirty (30) days prior to each Proposed Transfer it intends to effect, notify Qualified Non-Selling Holders in writing of such Proposed Transfer (the "Participation Notice"). Such Participation Notice shall set forth: (i) the number and type of Transferred Securities; (ii) the name(s) and address(es) of the Proposed Purchaser(s); (iii) the proposed amount and all forms of consideration and terms and conditions of payment offered by such Proposed Purchaser, including the proposed date for the closing of the Proposed Transfer (the "Scheduled Closing"); and (iv) that the Proposed Purchaser has been informed of the co-sale rights of Qualified Non-Selling Holders provided for in this Section 11.3 and has agreed to purchase the Transferred Securities in accordance with the terms hereof.

          (c) The co-sale rights described in this Section 11.3 may be exercised by a Qualified Non-Selling Holder's delivery of a written notice to the Selling Holder (the "Exercise Notice") at least ten (10) days prior to the Scheduled Closing or within twenty (20) days after delivery of the Participation Notice, whichever occurs first. Such notice shall state the number of Units (including the type of units) the Qualified Non-Selling Holder elects to include in such sale to the Proposed Purchaser. If the Qualified Non-Selling Holder fails to timely provide an Exercise Notice, such failure shall be regarded as an election by the Qualified Non-Selling Holder not to participate in the Proposed Transfer. In addition, if the Qualified Non-Selling Holder fails to elect to sell its full "proportionate amount", the amount the Qualified Non-Selling Holder fails to sell may be sold by the Selling Holder to the Proposed Transferee.

          (d) In the event that PKI or Inforte exercises its co-sale rights pursuant to this Section 11.3 and the Proposed Purchaser is not willing to purchase Units from the Qualified Non-Selling Holder on the same terms and conditions as specified in the Participation Notice, then the Selling Holder shall not be permitted to sell any Units to the Proposed Purchaser pursuant to the Proposed Transfer.

     Section 11.4 Permitted and Involuntary Transfers. Notwithstanding anything herein to the contrary, the Holders may Transfer Units and other securities convertible or exercisable for Units free of the restrictions contained in this
Article 11: (a) subject to Section 11.1, if the Holder is a natural person, by will or intestate succession or for estate and tax planning purposes to a trust or other entity for the benefit of such Holder's spouse or lineal descendants (provided such Holder, the spouse and lineal descendants of such Holder agree in writing to remain the direct and beneficial owners of all such equity interests) ("Permitted Transferees"), (b) if the Holder is not a natural person, to an Affiliate of such Holder or (c) with respect to Inforte, if such Transfer occurs in connection with the sale of all or substantially all of Inforte's assets, in any such instance, so long as such transfer complies with the terms of Section
11.1 and any such proposed transferee consents in writing delivered to the Company to be bound by the terms of this Agreement (including, without limitation, the terms of this Article 11) to the same extent as the transferring Holder.

     Section 11.5 Restrictions on Units Held by Ronald Meyer.

          (a) The Units transferred to Ronald Meyer upon the formation of the Company shall vest one percent (1.00%) per year over a period of five (5) years, vesting to occur on each anniversary of the date of this Agreement. With respect to any unvested non-forfeited Units held by Meyer, subject to Section 11.5(b), Meyer shall be entitled, so long as he is a holder of such Units, to all allocations and distributions made with respect to such Units notwithstanding their unvested nature.

          (b) In the event that Meyer's employment with the Company is terminated for any reason:

                    (i) Unvested Units held by Meyer shall be immediately forfeited and returned to the Company, and

                    (ii) Vested Units held by Meyer, shall, at the option of the Company, be sold by Meyer to the Company. The purchase price for such Units shall be the Unit Fair Market Value. The purchase price shall be payable by the Company within one-hundred twenty (120) days following the final determination of the Unit Fair Market Value in accordance with the terms of this Agreement.

                                   ARTICLE 12

                            THE INFORTE CALL OPTIONS
                            ------------------------

     Section 12.1 Inforte First Call. Effective as of the date of this Agreement, Inforte shall have the option (the "Inforte First Call") to purchase a whole number of Units (the "Inforte First Call Units") from PKI that is sufficient to increase Inforte's percentage interest of outstanding Units to thirty-five percent (35%) of all outstanding Units on a fully diluted basis. The exercise price shall be One Million Dollars ($1,000,000.00) (the "Inforte First Call Price"). Inforte may exercise the Inforte First Call by giving notice (the "Inforte First Call Notice") in writing to PKI within the time restrictions set forth in Section 12.3 below, stating its intention to exercise such call. The day on which the Inforte First Call Notice is given is the "Inforte First Call Notice Date." Within thirty (30) business days from the Inforte First Call Notice Date, unless a later date is agreed to by the parties, PKI shall sell, and Inforte shall purchase, the Inforte First Call Units, free and clear of all security interests, liens and encumbrances. Simultaneous with the conveyance of the Inforte First Call Units, Inforte shall pay to PKI the Inforte First Call Price. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. Upon the completion of the transfer of the Inforte First Call Units permitted by this Section 12.1, PKI shall be deemed to have transferred to Inforte an amount of its Unreturned Capital and Capital Account equal to the purchase price paid by Inforte.

     Section 12.2 Inforte Second Call. Provided that Inforte exercises the Inforte First Call, effective as of the date of this Agreement, Inforte shall have the option (the "Inforte Second Call" and, with the Inforte First Call, collectively, the "Inforte Calls") to purchase a whole number of Units (the "Inforte Second Call Units") from PKI that is sufficient to increase Inforte's percentage interest of outstanding Units to fifty-one percent (51%) of all outstanding Units on a fully diluted basis. The exercise price for the Inforte Second Call shall be One Million Dollars ($1,000,000.00) (the "Inforte Second Call Price"). Inforte may exercise the Inforte Second Call by giving notice (the "Inforte Second Call Notice") in writing to PKI within the time restrictions set forth in Section 12.3 below, stating its intention to exercise such call. The day on which the Inforte Second Call Notice is given is the "Inforte Second Call Notice Date." Within thirty (30) business days from the Inforte Second Call Notice Date, unless a later date is agreed to by the parties, PKI shall sell, and Inforte shall purchase, the Inforte Second Call Units, free and clear of all security interests, liens and encumbrances. Simultaneous with the conveyance of the Inforte Second Call Units, Inforte shall pay to PKI the Inforte Second Call Price. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. Inforte shall not exercise the Inforte Second Call prior to exercise of the Inforte First Call but may exercise both calls simultaneously. Upon the completion of the transfer of the Inforte Second Call Units permitted by this Section 12.2, PKI shall be deemed to have transferred to Inforte an amount of its Unreturned Capital and Capital Account equal to the purchase price paid by Inforte.

     Section 12.3 Termination of the Inforte Calls. The Inforte First Call may be exercised until November 21, 2005 (the "Inforte First Call Termination Date"). Provided that Inforte exercises the Inforte First Call, the Inforte Second Call may be exercised until February 20, 2006 (the "Inforte Second Call Termination Date" and, with the Inforte First Call Termination Date, collectively, the "Inforte Call Termination Dates").

                                   ARTICLE 13

                               THE PKI CALL OPTION
                               -------------------

     Section 13.1 PKI Call.

          (a) In the event that Inforte fails to exercise either of the Inforte Calls prior to the Inforte Call Termination Dates, then PKI shall have the right to purchase all, but not less than all, of the Units held by Inforte (the "PKI Call"). The PKI Call shall expire on the date (the "PKI Call Termination Date") that is twenty (20) business days after the Inforte Second Call Termination Date. The exercise price of the PKI Call (the "PKI Call Price") shall be the sum of (i) to the extent paid by Inforte, the Inforte First Call Price plus (ii) the greater of Two Million Dollars ($2,000,000.00) or the amount of Inforte's Capital Account balance at the time the full PKI Call Price is tendered.

          (b) As a condition to closing of the PKI Call, PKI shall repay any outstanding Working Capital Advances prior to or contemporaneous with the payment of the PKI Call Price.

          (c) PKI may exercise the PKI Call by giving notice (the "PKI Call Notice") in writing to Inforte, stating its intention to exercise such call.

     Section 13.2 Deferred Closing of PKI Call.

          (a) PKI shall tender the entire PKI Call Price to Inforte not later than the one-year anniversary of the date on which PKI delivered the PKI Call Notice. Such payment shall be made by wire transfer, or such other form as Inforte and PKI mutually agree. As soon as practicable after receipt of the PKI Call Price, Inforte shall transfer all of its Units to PKI.

          (b) Until such time as the full PKI Call Price is delivered to Inforte, Inforte shall remain the owner of the Units covered by the PKI Call, and shall remain a Member, with all of the rights entitled to it as a Member. If PKI has exercised the PKI Call but the closing of the PKI Call does not occur on or before the first anniversary date of the PKI Call Notice, the PKI Call and all rights and obligations of PKI under this Article 13 thereupon automatically shall terminate.

          (c) From the date of the PKI Call Notice until and including the date on which the full PKI Call Price is tendered, any outstanding balance of the PKI Call Price shall bear interest, compounding, monthly at per annum rate equal to the U.S. prime rate reported in The Wall Street Journal, as adjusted from time to time, as of the first business day in each calendar month that a balance is outstanding.

                                   ARTICLE 14

                           DISSOLUTION AND TERMINATION
                           ---------------------------

     Section 14.1 Dissolution of Company. The Company will dissolve and its assets and business will be wound up upon the first to occur of the following events:

          (a) Subject to the written consent of PKI and Inforte, the written approval of Members holding a majority of the Units to dissolve the Company;

          (b) The occurrence of an event which makes it unlawful for the Company business to be continued under the Act or otherwise;

          (c) Any other event which, under the Act, requires the dissolution of the Company and the winding up of its business and affairs.

         Dissolution of the Company shall be effective on the date on which the event occurs giving rise to the dissolution. Notwithstanding the dissolution of the Company, the business of the Company and the affairs of the Members as such shall continue to be governed by this Agreement until the completion of the winding up of the Company and the filing of Articles of Dissolution.

     Section 14.2 Liquidation and Distribution. Following the occurrence of an event described in Section 14.1, a designee of the Board shall act as liquidating trustee and wind up the affairs of the Company in the following manner:

          (a) The liquidating trustee shall use commercially reasonable best efforts to sell all of the Company's assets in an orderly manner (so as to avoid the loss normally associated with forced sales).

          (b) The liquidating trustee shall apply and distribute the proceeds of all such sales, together with other assets which the liquidating trustee was unable to dispose of in accordance with paragraph (a), in the following order of priority: (A) first, to the payment of any Working Capital Advances, (B) second, to the payment of all other debts and liabilities of the Company (including debts and liabilities owed to Members); (C) third, to the establishment of any reserves reasonably necessary to provide for any contingent Company liabilities and obligations (such reserves to be paid over to a bank or trust company, as escrowee, to be held by such escrowee for the purpose of disbursing such reserves in payment of any such contingent liability or obligation and to pay over the balance thereafter remaining for distribution in the manner set forth in clause (D) hereof); and (D) fourth, to the distribution of the Members in accordance with Section 5.1(b).

     Section 14.3 Termination. Each of the Members will be furnished with a statement prepared by the Accountant, which will set forth the assets and liabilities of the Company as of the date of the final distribution of Company Assets under Section 14.2 and the Net Profits or Net Losses and other items allocable under Article 7 of this Agreement for the fiscal period ending on such date. Upon compliance with the distribution plan set forth in Section 14.2, the Members will cease to be such, and the liquidating trustee will cause a certificate of dissolution to be filed, whereupon the Company will terminate.

     Section 14.4 Deemed Liquidation.

          (a) Upon a Fundamental Change or Change of Control (each as defined below), Inforte may, in its sole discretion, by written notice to the Company, elect to treat such transaction as a deemed liquidation if Inforte has not otherwise participated in such transaction in accordance with any other applicable purchase and/or co-sale rights afforded Inforte in Article 12 above. Within ninety (90) days of receipt of such notice from Inforte, the Company shall pay to Inforte, in exchange for the redemption of Inforte's Units, an amount equal to the amount Inforte would have received on account of its Units in a true liquidation pursuant to Section 14.2 if all assets of the Company had been sold for cash equal to the fair market value of such assets.

          (b) For purposes of this Section 14.4, "Fundamental Change" shall mean a reorganization, consolidation or merger in which the Company is a party except any reorganization, consolidation or merger where, after giving effect thereto, the Members of the Company immediately prior to such transaction (on a fully diluted basis) will own immediately following such transaction equity interests in the surviving entity possessing the voting power under ordinary circumstances to control the business and affairs of the surviving entity, or a sale or other transfer of all or substantially all of the assets of the Company in any transaction or series of related transactions (other than sales in the ordinary course of business); the term "Change of Control" shall mean any sale, transfer, issuance or redemption or series of sales, transfers, issuances or redemptions (or any combination thereof) of (i) the Company's Membership Interests (on a fully diluted basis) by the Holders thereof or the Company which results in any Person or group of affiliated Persons (other than the Members of the Company (on a fully diluted basis) as of immediately prior to any such transaction or series of transactions) owning Membership Interests in the Company possessing the voting power under ordinary circumstances to control the business and affairs of the Company or (ii) PKI's voting securities (on a fully diluted basis) by the holders thereof which results in any Person or group of affiliated Persons (other than the Conrad or persons in his immediate family) owning securities possessing the voting power under ordinary circumstances to control the business and affairs of PKI.

                                   ARTICLE 15

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 15.1 PKI's Representations and Warranties. PKI represents and warrants to Inforte as follows:


          (a) Organization and Standing. PKI is a corporation duly organized, existing and in good standing under the laws of the State of California. PKI has all necessary power and authority to conduct its business as its business is now being conducted. PKI has qualified as a foreign corporation and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification, except in those jurisdictions where the failure to so qualify would not result in a material adverse effect on its business or assets.

          (b) Power and Authority. PKI has full corporate power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments executed pursuant to this Agreement. This Agreement has been duly executed and delivered by duly authorized officers of PKI.

          (c) Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person, organization or association is required for the execution and delivery by PKI of this Agreement and the consummation by PKI of the transactions contemplated by this Agreement.

          (d) No Conflict. PKI is not in violation or default of any provision of its articles of incorporation, bylaws, or similar organizational documents, or any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to PKI. The execution, delivery, and performance by PKI of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, or be in conflict with, or constitute, with or without the passage of time or giving of notice, either a default under any provision of its articles of incorporation, bylaws, or similar organizational documents, or any provision of any mortgage, indenture, license, agreement, instrument, or contract to which it is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to PKI, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of PKI or the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to PKI or the Company, their respective businesses, operations, assets or properties. Without limiting the generality of the foregoing, PKI represents and warrants that the execution, delivery and performance by PKI of this Agreement is not a violation of, nor will result in the violation of, or be in conflict with, or constitute, with or without the passage of time or giving of notice, a default under, the PRTLA or any other agreement affecting PKI's rights in the Rx-Technology or Rx-Solutions.

          (e) PKI's Rights in the Technology. PKI owns the right to use the Rx-Technology as contemplated in Section 3.1(a). The use of such Rx-Technology by PKI, does not and shall not, and has not been alleged by any Person to, infringe on the rights of any Person. PKI further represents that there is no pending or threatened litigation or other proceedings, and no known basis therefor, that would have an adverse impact on its performance under this Agreement or relating to the use of the Rx-Technology as permitted hereunder.

     Section 15.2 Inforte's Representations and Warranties. Inforte represents and warrants to PKI as follows:

          (a) Organization and Standing. Inforte is a corporation duly organized, existing and in good standing under the laws of the state of Delaware. Inforte has all necessary power and authority to conduct its business as its business is now being conducted. Inforte has qualified as a foreign corporation and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification, except in those jurisdictions where the failure to so qualify would not result in a material adverse effect on its business or assets.

          (b) Power and Authority. Inforte has full corporate power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments executed pursuant to this Agreement. This Agreement has been duly executed and delivered by duly authorized officers of Inforte.

          (c) Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person, organization or association is required for the execution and delivery by Inforte of this Agreement and the consummation by Inforte of the transactions contemplated by this Agreement.

          (d) Inforte is not in violation or default of any provision of its certificate of incorporation, bylaws, or similar organizational documents, or any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to Inforte. The execution, delivery, and performance by Inforte of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, or be in conflict with, or constitute, with or without the passage of time or giving of notice, either a default under any provision of its articles of incorporation, bylaws, or similar organizational documents, or any provision of any mortgage, indenture, license, agreement, instrument, or contract to which it is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to Inforte, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of Inforte or the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to Inforte or the Company, their respective businesses, operations, assets or properties.

     Section 15.3 Covenants.

          (a) Preservation of Business. PKI shall take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence and rights of PKI and its assets and will preserve the business organization of PKI intact.

          (b) Maintenance of Rights to Use Rx-Technology. PKI and Conrad shall not take, or fail to take, any action, including, but not limited to, (i) entering into or withdrawing from any agreement, contract, instrument, indenture or understanding; (ii) entering into or exiting from any business or activity;
(iii) violating any judgment, order, writ, decree, statute, rule, regulation, or restriction; (iv) applying for, or failing to apply for or renew, any permit, license, authorization, or approval applicable to PKI; and (v) initiating or joining any claim, suit, arbitration, mediation, or any such proceeding to determine the legal rights of any Person, if such action or failure to act constitutes a contradiction, violation, or breach of any provision of the PRTLA and causes PKI or the Company, with or without, the passage of time, giving of notice, or action by any other Person, to lose or diminish any rights to the Rx-Technology granted or maintained under the PRTLA. Without limiting the generality of the foregoing sentence, PKI shall not (i) attempt to sell, transfer, assign, sublicense, or otherwise convey the rights or the right to use Rx-Technology; or (ii) attempt to sell, transfer, assign, sublicense, or otherwise convey substantially all of its assets; and Conrad shall not sell, transfer, assign, sublicense, or otherwise convey his equity interest in PKI, if such action by PKI or Conrad constitutes a contradiction, violation, or breach of any provision of the PRTLA and causes PKI or the Company, with or without, the passage of time, giving of notice, or action by any other Person, to lose or diminish any rights to the Rx-Technology granted or maintained under the PRTLA.

          (c) Inforte Approval of Predictive Data Transactions. PKI shall not enter into a limited liability company agreement or other formation document for Predictive Data (collectively, "Predictive Data Agreements") without first presenting the Predictive Data Agreements to Inforte for review and obtaining the consent of Inforte to execute the Predictive Data Agreements, which consent shall not be unreasonably withheld. PKI shall not cause Predictive Data to enter into, or allow such action that would cause Predictive Data to be entered into, any customer contracts for the provision of marketing processing services using Rx-Technology ("Predictive Data Customer Contracts"), without first presenting such Predictive Data Customer Contracts to Inforte for review and obtaining the consent of Inforte to execute such Predictive Data Customer Contracts, which consent shall not be unreasonably withheld. In connection with the foregoing, upon the commencing of material negotiations with a prospective customer, PKI shall notify Inforte and keep it informed with respect to any prospective Predictive Data Agreement.

     Section 15.4 Indemnifications.

          (a) PKI and Conrad, jointly and severally, each hereby agree to compensate, indemnify, defend, and hold harmless Inforte and its directors, officers, employees, and controlled and controlling persons (collectively, "Inforte Affiliates"), from and against all claims asserted against, resulting to, imposed upon, or incurred by Inforte, Inforte Affiliates, or the Company, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of PKI or Conrad contained in or made pursuant to Article 15 of this Agreement (regardless of whether such breach is deemed material).

          (b) Inforte hereby agrees to compensate, indemnify, defend, and hold harmless PKI and its directors, officers, employees, and controlled and controlling persons (collectively, "PKI Affiliates"), from and against all claims asserted against, resulting to, imposed upon, or incurred by PKI, PKI Affiliates, or the Company, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty of Inforte contained in or made pursuant to Article 15 of this Agreement (regardless of whether such breach is deemed material).

     Section 15.5 Survival of PKI and Conrad Obligations. In the event that PKI ceases to be a Member for any reason, PKI and Conrad agree that they shall nevertheless be bound, with respect to PKI, by the provisions of Articles 3, 4, 15, and 16 and Exhibit B, and with respect to Conrad, Articles 4 and 15, for the time periods prescribed in this Agreement.

                                   ARTICLE 16

                                  MISCELLANEOUS
                                  -------------

     Section 16.1 Amendments. Subject to Section 8.2, amendments may be made to this Agreement from time to time with the written consent of Holders holding not less than a majority of the Units; provided, however, that (i) this Section 16.1 may not be amended without the consent of all Members; (ii) the obligations of any Member may not be increased nor be diminished, without the consent of such Member; and (iii) neither this Agreement nor any term hereof may be amended, waived, discharged or terminated in a manner that materially and adversely affects a particular Member in a manner that is different from other Members, except upon the written consent of such Member. Notwithstanding the foregoing, the execution of a joinder or similar agreement by which a transferee of a Member or a new Member agrees to be bound by and become a party to this Agreement, and any change to the Unit Register made in connection therewith, shall not be deemed an amendment.

     Section 16.2 Confidentiality. Each Member agrees that such Member will utilize Confidential Information (as defined below) solely for the purpose of the business of the Company and will make no other use of any Confidential Information. For the purposes of this Agreement, "Confidential Information" means that information which is confidential and proprietary to the Company and which derives (or may derive) economic value to the Company by not being generally known to others, or which the Company is otherwise under an agreement of confidentiality with an unaffiliated third party. Confidential Information shall not include any information which was: (i) in the public domain prior to disclosure, or thereafter comes into the public domain without breach by such Member of any confidentiality obligation hereunder; (ii) known by such Member prior to disclosure to such Member, provided that such information is not known by such Member to be subject to another confidentiality agreement or other obligation of secrecy to another party; (iii) disclosed to such Member by a third party not known to such Member to be in violation of any confidentiality obligation owed to the Company; or (iv) information required to be disclosed by law. Each Member agrees that such Member will maintain and preserve the confidentiality and secrecy of such Confidential Information, including, without limitation, taking such steps to preserve the confidentiality of the Confidential Information as such Member takes to preserve the confidentiality of such Member's own confidential information. In the event that any Member becomes legally compelled to disclose any of the Confidential Information, such Member shall provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other appropriate remedy. Each Member acknowledges and agrees that the Confidential Information is and shall remain the property of the Company and that upon the request of the Company, such Member shall promptly redeliver to the Company all tangible expressions of the Confidential Information and will not retain any copies, extracts, compilations, work product or other reproductions in whole or in part of such Confidential Information. Notwithstanding the foregoing, the Company, PKI, and Conrad acknowledge that as a public company registered with Securities and Exchange Commission, Inforte is subject to federal and state securities laws and regulations that may create a legal obligation to disclose certain information that is Confidential Information under this Agreement. Disclosure of Confidential Information, including the existence and terms of this Agreement, pursuant to securities laws will not constitute a breach of this Agreement.

     Section 16.3 Start-Up Expenses. Start-up expenses related to the Company incurred by PKI and Inforte, including, but not limited to, costs of formation, trade name search, and reasonable attorneys' fees in connection with the drafting of agreements related to the organization and operation of the Company, shall be paid by the Company.

     Section 16.4 Notices and Addresses. All notices required to be given under this Agreement shall be in writing and may be delivered by certified or registered mail, postage prepaid, by hand, by facsimile, or by any nationally recognized private courier. Such notices shall be mailed or delivered to the Members at the addresses set forth on the Unit Register or such other address as a Member may notify the Company of in writing. Any notices to be sent to the Company shall be delivered to the principal place of business of the Company. Notices shall be effective (i) if mailed, on the date five (5) days after the date of mailing, or (ii) if hand delivered or delivered by private courier, on the date of delivery.

     Section 16.5 Governing Law. The validity and effectiveness of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the provisions, policies or principles of any state law relating to choice or conflict of laws.

     Section 16.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members, Assignees, and their respective legal representatives and successors.

     Section 16.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which may bear the signatures of less than all the parties, but all of which together shall constitute one instrument.

     Section 16.8 Entire Agreement; Severability. This Agreement, together with the Exhibits A, B, and C hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and no party hereto shall be bound by any communications between them on the subject matter of this Agreement unless in writing and bearing a date contemporaneous with or subsequent to the date of this Agreement. Any prior written agreements shall, upon the execution of this Agreement, be null and void. The parties agree that if any term or provision of this Agreement contravenes or is invalid under any federal, state or local law, court decision, rule, ordinance or regulation, this Agreement shall, as to the jurisdiction under which such legal authority is promulgated or rendered, be construed as if it did not contain the offending term or provision, and the remaining provisions of this Agreement shall not be affected thereby; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to insure the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

     Section 16.9 Captions. The captions are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     Section 16.10 Statutory References. Each reference in this Agreement to a particular statute or regulation, or a provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any similar or superseding statute or regulation, or provision thereof, as is from time to time in effect.

     Section 16.11 Partition Action. Each party hereto irrevocably waives any right which such party may have to maintain an action for partition with respect to property of the Company.

     Section 16.12 Waiver. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms, covenants, agreements and conditions herein contained.

     Section 16.13 Securities Law Provisions. The Units have not been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities laws, as well as the provisions of Articles 11-13 hereof, have been complied with.

     Section 16.14 Consents and Approval. Whenever under this Agreement the consent or approval of any Member is required or permitted, such consent must be evidenced by a written consent signed by such Member.

     Section 16.15 Remedies Not Exclusive. Unless otherwise provided in this Agreement, any remedy contained in this Agreement for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise. Notwithstanding any election by the a party to claim damages as a result of any breach of this Agreement, such party may, in addition to any other remedies and damages available, seek an injunction or other equitable relief in a court of competent jurisdiction without the posting of bond or other security. The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided in this Agreement, by law or in equity

     Section 16.16 No Presumption Against Drafter. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     Section 16.17 No Partnership Intended. The Members intend that the Company shall be classified and treated as a partnership for federal and state income tax purposes only and that no provision of this Agreement shall be deemed or construed to constitute the Company a partnership (including, without limitation, a limited partnership) or joint venture, or to constitute any Member a partner or joint venturer of or with any other Member for purposes of section 303 of the federal Bankruptcy Code or any other purpose. No Member shall take any action inconsistent with the intent of the parties set forth in this Section.

     Section 16.18 Independent Legal Representation. Each of the Members acknowledges and represents that he, she or it has been advised by the other Members to seek independent legal counsel with respect to the negotiation, preparation and execution of this Agreement. None of the Members has been represented by counsel to the Company.

                                   ARTICLE 17

                                   DEFINITIONS
                                   -----------

     Section 17.1 Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

          "Accountant" means such independent nationally recognized firm of certified public accountants as may be selected by the Inforte; provided however, if Inforte does not exercise both Inforte Calls within the prescribed time periods set forth in Article 12, the certified public accountants shall be selected by the mutual consent of PKI and Inforte.

          "Act" means the Delaware Limited Liability Company Act, as such act may be modified or amended from time to time and any successor act.

          "Adjusted Capital Account" means, with respect to any Member as of the end of any fiscal year or other period taken into account under Section 6, such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                    (1) Such Capital Account shall be increased by any amounts which such Member is obligated to restore (pursuant to the terms of such Member's promissory note or otherwise) or is deemed to be obligated to restore pursuant to Treasury Regulations ss. 1.704-1(b)(2)(ii)(c) or would be deemed obligated to restore if partner loan nonrecourse deductions were treated as nonrecourse deductions; and

                    (2) Such Capital Account shall be decreased by the items described in ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
          and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

          "Affiliate" as applied to any specified Person means any other Person (and all natural Persons related by blood, adoption or marriage to such other Person), directly or indirectly, controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding equity interests of any class or classes of such Person in any election of directors of such Person or individuals serving on a committee or board serving a function comparable to that served by a board of directors of a corporation. All directors and executive officers of a Person and all managers and members of a governing board or committee of a Person organized as a limited liability company shall be deemed to be Affiliates of such Person. For the avoidance of doubt, for purposes of this Agreement, Conrad shall be considered an Affiliate of PKI.

          "Assignee" means a person to whom a Membership Interest has been assigned in accordance with the terms of this Agreement but who has not been admitted as a Member in accordance with the terms hereof.

          "Available Cash" means, as of any date, all cash held by the Company as of such date (other than Capital Transaction Proceeds), reduced by such reserves for future expenses, liabilities, contingencies, working capital (excluding reserves for the repayment of Working Capital Advances), or capital needs of the Company as are required or prudent in the reasonable judgment of the Board of Managers.

          "Board" means the Board of Managers, as set forth in Section 8.1.

          "Business" means the business of marketing PKI's processing services as described in Section 3.1(a) and exploiting and commercializing Rx-Solutions as described in Section 3.1(b).

          "Capital Account" means those capital accounts of the Members created and maintained in accordance this Agreement.

          "Capital Contribution" means with respect to any Member, the total amount of cash and the fair market value of other property contributed to the Company by such Member in exchange for Units (less any indebtedness assumed by the Company in connection with its acquisition of such contributed property, or to which such contributed property is subject).

          "Capital Transaction" means a sale, exchange, or other disposition of all or substantially all of the Company's assets in connection with the dissolution of the Company and the winding up of its business and affairs.

          "Capital Transaction Proceeds" means any and all cash proceeds received by the Company from a Capital Transaction, reduced by (i) expenses incurred by the Company in connection with such Capital Transaction, (ii) liabilities of the Company which are repaid out of the proceeds from such Capital Transaction, and (iii) such reserves as the Board of Managers may reasonably determine for contingent liabilities.

          "CEO" shall have the meaning set forth in Section 9.3 hereof.

          "Certificate of Formation" means the Certificate of Formation of PROVANSIS LLC An Inforte Company, as filed with the Secretary of State of Delaware.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Company Assets" means any and all property (including intellectual property) and assets, whether real or personal, tangible or intangible, or otherwise of the Company.

          "Fiscal Year" shall have the meaning set forth in Section 7.1.

          "GAAP" means generally accepted accounting principles, in the United States, consistently applied.

          "Holder" means a Person holding one or more Units.

          "Inforte Call" shall have the meaning set forth in Section 12.2.

          "Members" means those Persons who execute this Agreement or otherwise agree to be bound hereby and are admitted to the Company as Members pursuant to the Certificate of Formation and this Agreement, excluding any Person having the status solely of an Assignee.

          "Membership Interest" means the rights of a Member in distributions (liquidating and otherwise); allocations of the profits, losses, gains, deductions, and credits of the Company; any voting rights of such Member; and any other rights granted to such Member pursuant to the Act or this Agreement by reason of being a member of the Company.

          "Net Profit" and "Net Loss" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code, but with the following adjustments:

          (a) Items required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in such taxable income or loss;

          (b) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph shall be added to such taxable income or loss;

          (c) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

          (d) In the event book value of any Company Asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (f) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the property disposed of (adjusted for accumulated Depreciation with respect to such property), notwithstanding that the adjusted tax basis of such property differs from its book value; and

          (g) To the extent that Section 1.704-1(b)(2)(iv)(m)(2) or (4) of the Treasury Regulations requires an adjustment to the adjusted tax basis of any Company Asset pursuant to Section 734(b) or Section 743(b) of the Code to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset for purposes of computing Net Profits or Net Losses and adjusting the Members' Capital Accounts.

          "New Technology" shall have the meaning set forth in Section 3.1(b).

          "Person" means any individual, corporation, governmental agency or authority, limited liability company, partnership, trust, unincorporated association or other entity.

          "PRTLA" means that license agreement to which PKI is a party, among others, pursuant to which PKI has the right to use Rx-Technology to process insurance claims or applications for insurance.

          "Regulations" shall have the meaning set forth in Section 6.4(h)(ii) hereof.

          "Regulatory Allocations" shall have the meaning set forth in Section 6.4(e) hereof.

          "Rx Solutions" shall have the meaning set forth in Section 3.1(b).

          "Rx Technology" means the confidential technology licensed to PKI in the PRTLA including all upgrades, enhancements and modifications thereto as such may be available to PKI from time to time.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Transfer" shall mean any sale, gift, bequest, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer or disposition, whether voluntary or involuntary by operation of law or otherwise, and whether inter vivos or testamentary.

          "Treasury Regulations" means the regulations issued under the Code and as in effect at the relevant time.

          "Unit" means a Unit of Membership Interest issued pursuant to Article 2, which entitles the Holder thereof to receive the distributions of cash and property, allocations of profits and losses, and other rights that are accorded Holders of Units under this Agreement.

          "Unit Fair Market Value" means the fair value of Units determined in good faith by the Board (or by the Members) (the "Board Calculation"). If a Member disagrees with the Board Calculation, the Employee Member (or such Member's representative) may, within thirty (30) days after receipt of the Board Calculation, deliver a notice (an "Objection Notice") to the Company setting forth the Member's calculation of Fair Market Value. The Board (or the Members, as applicable) and the Member shall negotiate in good faith to agree on such Fair Market Value, but if such agreement is not reached within thirty (30) days after the Company has received the Objection Notice, Fair Market Value shall be determined by an appraiser selected by the Board (or the Members, as applicable), which appraiser shall submit to the Company and the Member a report within thirty (30) days of its engagement setting forth such determination. The expenses of such appraiser shall be borne by the Member unless the appraiser's valuation is more than ten (10%) greater than the Board Calculation, in which case, the costs of the appraiser shall be borne by the Company. The determination of such appraiser shall be final and binding upon all parties.

          "Unreturned Capital" means, (i) in the case of PKI, the amount of the Capital Contributions made by PKI, reduced by the amount of the distributions received by PKI pursuant to Section 6.1(b) or Section 5.1(b)(i), and reduced further by the amount of the Unreturned Capital that is deemed transferred to Inforte pursuant to Sections 12.1 and 12.2; and (ii) in the case of Inforte, the amount of its Capital Contributions, increased by the amount of the Unreturned Capital that it is deemed to acquire pursuant to Sections 12.1 and 12.2, and reduced by the amount of the distributions received under Section 5.1(b)(i).

          "Working Capital Advances" shall have the meaning as set forth in
Section 3.3.

     Section 17.2 Other Definitional Provisions.

          (a) As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

          (b) References in this Agreement to Articles and Sections are intended to refer to Articles and Sections of this Agreement unless otherwise specifically stated.



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                            SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.


                                THE COMPANY

                                PROVANSIS LLC An Inforte Company, a
                                Delaware limited liability company


                                By:
                                    --------------------------------------------

                                    ----------------------


                                PRIMARY KNOWLEDGE, INC.


                                By:
                                    --------------------------------------------
                                    Jerry Conrad, Chairman


                                INFORTE CORP.


                                By:
                                    --------------------------------------------
                                         Philip S. Bligh, Chairman


                                MEYER

                                ------------------------------------------------
                                Ronald Meyer

                                CONRAD

                                ------------------------------------------------
                                Jerry Conrad, solely with respect to
                                Articles 4 and 15

                                    EXHIBIT A

                                  UNIT REGISTER
                                  -------------


            Member                             Address for Notice                       Units         Beginning Capital
                                                                                                           Account

Issued:

PKI                             9500 Toledo Way                                    76,000            $7,450,980.00
                                Irvine, CA 92618
                                Attn:  Mr. Jerry Conrad

Inforte Corp.                   150 North Michigan Avenue                          19,000            $2,000,000.00
                                Suite 3400
                                Chicago, IL  60601
                                Attn:  Mr. Philip S. Bligh

Ronald Meyer                    3712 Maple Circle NE                               5,000             $0.00
                                North Liberty, IA  52317

                                    EXHIBIT B

                    TERMS AND CONDITIONS REGARDING SERVICES,
                             DEVELOPMENT AND LICENSE

                                    EXHIBIT C

                TERMS AND CONDITIONS OF WORKING CAPITAL ADVANCES


     o The outstanding principal balance of Working Capital Advances shall bear interest, compounding monthly, at a per annum rate equal to the U.S. prime rate as published in The Wall Street Journal and adjusted from time to time.

     o Upon the occurrence of an event of default (as set forth below), the outstanding principal balance shall bear interest, compounding monthly, at a per annum rate equal to the U.S. prime rate as published in The Wall Street Journal and adjusted from time to time plus four percent (4.0%).

     o Upon the unanimous affirmative vote of the entire Board and notice to Inforte and assuming no event of default (as set forth below) has occurred and is continuing, Inforte shall advance funds to the Company to satisfy the Company's working capital requirements.

     o Use of proceeds shall be solely for the Company's working capital requirements.

     o Repayment by the Company of the outstanding balance of Working Capital Advances and accrued interest thereon shall be paid monthly from the Available Cash of the Company, but such repayment shall not exceed seventy percent (70%) of Available Cash of the Company for each such month; provided, however, that all outstanding Working Capital Advances and accrued interest thereon shall be due and owing in their entirety not later than the first anniversary date of the Limited Liability Company Agreement of PROVANSIS LLC An Inforte Company, as amended from time to time (the "Agreement"). Inforte shall have no obligation to fund Working Capital Advances after the Company commences generating positive cash flow on a regular basis.

     o No indebtedness of the Company senior to Working Capital Advances shall be permitted.

     o Notwithstanding any other provision of the Agreement, so long as there remains outstanding any Working Capital Advances, the Company shall make no distribution with respect to a Member's Membership Interest in an amount in excess of thirty percent (30%) of the Available Cash of the Company and then only after satisfaction of the Company's obligation set forth in Section 3.2(b) of the Agreement.

     o Any of the following shall constitute an event of default: (i) the Company fails to pay when due any amount of the Working Capital Advances or accrued interest thereon; (ii) the Company or PKI fails to observe or perform any term of the Agreement, including, without limitation, the terms set forth in this Exhibit C; (iii) the Company defaults under the terms of any agreement or instrument relating to any debt for borrowed money such that the creditor declares the debt due before its maturity; (iv) the Company becomes insolvent or unable to pay its debts as they become due; (v) the Company makes an assignment for the benefit of creditors; commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction; or proceedings are commenced against the Company under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction; or (vi) there is a substantial change in the existing or prospective financial condition of the Company which Inforte in good faith determines to be materially adverse.

     o Upon an event of default, Inforte's obligation to provide Working Capital Advances shall terminate and all outstanding Working Capital Advances and accrued interest thereon shall become due immediately, at Inforte's option.

     o If the Working Capital Advances and accrued interest thereon are not paid at maturity, whether by acceleration or otherwise, Inforte shall have all the rights and remedies of a creditor provided by any law or agreement.

     o No delay on the part of Inforte in exercising any right or remedy shall waive that right or remedy. No single or partial exercise by Inforte of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver by Inforte of any default shall be effective unless it is in writing signed by Inforte, nor shall a waiver on one occasion bar or waive that right on any future occasion.

     o The Company shall be liable to Inforte for all reasonable costs and expenses of every kind incurred in the collection of the Working Capital Advances and accrued interest, including, without limitation, attorneys' fees.

     o The capitalized terms used in this Exhibit C shall have the same meanings ascribed to them in the Agreement.


                                      C-2